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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Sterling Holding Company:

       We consent to the inclusion in the Form S-4 of Stratos Lightwave, Inc. filed on August 26, 2003, of our report dated June 24, 2003, except as to the first paragraph of note 13, which is as of August 19, 2003, on the consolidated financial statements of Sterling Holding Company and subsidiaries, included herein, and to the reference to our firm under the heading "Experts" in the registration statement.

                                         /s/ KPMG LLP

Los Angeles, California
August 21, 2003